        Dean Heller
        Secretary of State
        206 North Carson Street
        Carson City, Nevada 89701-4299
        (775) 684 5708
        Webside: secretaryofstate.biz

Entity #
E0034462005-3
Document Number
20050021380-51

ARTICLES OF INCORPORATION	Date Filed
(PERSUANT TO NRS 78)	2/142005 4:00:20 PM
In the office of
/s/ Dean Heller
Dean Heller
Secretary of state

Important: Read attached instructions before completing form.                                    ABOVE SPACE IS FOR OFFICE USE ONLY.

1.	Name of Corporation:	MESA BULDERS, INC
2.	Resident Agent Name and Street Address: (must be nevada adress where process may be served)	SIERRA CORPORATE SERVICES Name 100 w. LIBERTY STREET, 10TH FLOOR RENO Nevada 89501 Street Address City State Zip Code P.O.BOX 2670 RENO Nevada 89505-2670 Optional mailing Address City State Zip Code
3.	Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 500,000,000 Par Value: $ ..001 Number of shares without par value 0
(number of shares corporationn authorized to issue)
4.	Names &Addresses of Board of Directors/Trustees (attach additional pages oif there is more than 3 directors/trustees)	1. JULIUS B.BRINER Name 22359- 47 AVENUE LANGLEY B.C. CANADA VZZ1MS Street Address City State Zip Code
5.	Purpose: (Optional-see instructions)	The purpose of this Corporation shall be: ANY LAWFUL PURPOSE AS FURTHER DESCRIBED IN THE ATTACHEMENT HERETO
6.	Names, Address and Signature of Incorporator: (attach additional pages if there is more than 1 incorporator)	LEO P. BERGIN /s/LEOBERGIN Name Signature 100 W. LIBERTY STREE, 10TH FLOOR RENO NV 89501 Address City State Zip Code
7.	Certificate of Acceptence of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation.
CSC Services of Nevada, Inc.
By: _/s/ JULIUS B. BRINER______________________                                             2/14/2005
Authorized Signature of R.A. or On Behalf of R.A Company        Date

This form must be accompanied by approriate fees. See attached fee schedule.

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
MESA BUILDERS, INC.
a Nevada Corporation

The following provisions are hereby incorporated in Nevada Secretary of State Form 78 Articles 2003 (the “Form”) for MESA BUILDERS, INC., a Nevada corporation, as part thereof.

With respect to Article 3, the following provisions are added:

Section 3.1. All of the shares of stock shall be of the same class, without preference or distinction.

Section 3.2. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

Section 3.3. Cumulative voting by any shareholder is denied.

Section 3.4. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

ARTICLE 8

In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnities, vote of shareholders or disinterested directors or otherwise; and (iii) to fix and determine designations, preferences, privileges, rights, and powers and relative, participating, optional, or other special rights, qualifications, limitations, or restrictions on the capital stock of the Corporation as provided by Nev. Rev. Stat. §§78.195 and 78.196, unless otherwise provided herein.

ARTICLE 9

No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev. Stat. §78.300. No amendment or repeal of this Article 9 applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

ARTICLE 10

The provisions of Nev. Rev. Stat. §§ 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. §§ 78.411 to 78.444, inclusive.

[END OF ATTACHMENT TO
ARTICLES OF INCORPORATION
OF MESA BUILDERS, INC.]